Exhibit 10.3

Micronet Enertec Technologies, Inc.

2012 Stock Incentive Plan

FORM OF OPTION AGREEMENT

By and between

Micronet Enertec Technologies, Inc.
A Delaware corporation

(the "Company")

and

Name: ________________

Address: ______________

(the "Optionee")

I.          NOTICE OF OPTION GRANT

Name of the Optionee:	___________________________
Address:	___________________________
___________________________

The undersigned Optionee has been granted an option to purchase shares of the Company's Common Stock, $0.001 par value per share, (the "Option"), subject to the terms and conditions of the Company's 2012 Stock Incentive Plan, as amended (the "Plan"), and this Option Agreement (the "Option Agreement"), as follows:

Grant Number                                                                            ______

Date of Grant and Vesting period	[•] options granted on _______, vested as follows: [•] options vested on _______; [•] options vested on _______; and [•] options vested on __________, respectively;

Exercise Price per Share	[•] options at an exercise price of US$ __ per share.

Total Number of Options Granted	[•]

Total Exercise Price	US$______

Designation under Section 102 of the Israeli Income Tax Ordinance [New Version], 1961 as amended, and the regulations thereunder (the "Tax Ordinance") or Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”):

ƒ   Incentive Stock Option

ƒ   Non-Qualified Incentive Option

Term/Expiration Date:	Ten (10) years from Date of Grant, unless terminated earlier in accordance with Section 8 of the Plan.

Vesting Dates:

❑
The Option shall vest in numbers of whole shares, subject to Optionee's continuing to be an Employee, member of the Board or service provider of the Company or a subsidiary of the Company, as the case may be, through the applicable vesting date, according to the following vesting schedule (the "Vesting Schedule"):

II.         AGREEMENT

1.	Definitions

(a)	Capitalized terms used herein and not otherwise defined shall have the meaning attributed to such terms in the Plan.

(b)
The undersigned Optionee has been granted the Option to purchase shares of Common Stock of the Company. The Option is granted in accordance with the terms and conditions herby specified and attached in the notice of Option Grant (the "Notice of Grant"), and subject to the terms and conditions of the Plan, this Option Agreement, the Code and the Tax Ordinance.

2.	Grant of Option

(a)	Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Optionee, an Option on the terms set forth in the Notice of Grant.

(b)	In accordance with the provisions of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

(c)
The Optionee is aware that: (i) the Company intends to issue additional awards in the future to various individuals, as the Company in its sole discretion shall determine; and (ii) the Company may increase its share capital by new securities in such amount as it finds necessary and appropriate; and the Optionee hereby waives any claim and/or demand it has or may have regarding such issuance or increase.

(d)
The Optionee further represents that he is familiar with the Company’s business and financial condition, and has acquired sufficient information regarding the Company in order to reach an informed and knowledgeable decision to participate in the Plan and to receive the Option.

3.	Exercise of Option

(a)
Right to Exercise. The Option shall be exercisable from the Date of Grant and prior to the expiration date of the term in accordance with the Vesting Schedule, the applicable provisions of the Plan and this Option Agreement.

(b)
Method of Exercise. The Option shall be exercisable by delivery of an exercise notice in the form attached hereto as Exhibit B (the "Exercise Notice"), and such other representations and agreements, as may be required by the Company. In addition, Optionee hereby agrees to sign any and all documents as may be required by law in connection with the exercise of the Option. The Exercise Notice shall be accompanied by (1) payment of the aggregate Exercise Price for the number of shares to be purchased and (2) payment of the aggregate withholding taxes due with respect to the exercised shares, if applicable. The Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price and withholding taxes due with respect to the exercised Option, if applicable.

(c)
No shares shall be issued pursuant to the exercise of the Option unless such issuance and such exercise comply with all applicable laws and regulations. If any law or regulation requires the Company to take any action with respect to the shares specified in the Exercise Notice before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.  Assuming such compliance, for income tax purposes the shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such shares.

(d)
The Option may be exercised only to purchase whole shares, and in no case may a fraction of a share be purchased. If any fractional shares would be deliverable upon exercise, such fraction shall be rounded up or down, to the nearest whole number. Half of a share will be rounded down.

4.	Method of Payment

Payment of the aggregate Exercise Price shall be made, in the sole discretion of the Board or the Compensation Committee administering the Plan, by any of the following: (a) cash, (b) check, or (c) a combination thereof, at the election of the Optionee. The payment shall be made in U.S. Dollars.

5.	Restrictions on Exercise

The Option may not be exercised until such time as the shareholders of the Company have approved the Plan, or if the issuance of shares upon such exercise or the method of payment of consideration for shares would constitute a violation of any applicable law or regulation.

6.	Non-Transferability of Options.

(a)
The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, heirs, successors and assigns of Optionee.

(b)
Shares sales are subject to the Company’s Certificate of Incorporation, as amended, Bylaws as amended, U.S. federal and state securities laws and other applicable restrictions on transfer. Shares may not be sold or transferred directly or indirectly to a competitor of the Company. The Board or the Compensation Committee shall determine, in their sole discretion, whether a certain transfer of shares is not allowed according to this Section.

7.	Tax Consequences

Any and all taxes, fees and other liabilities (as may apply from time to time) in connection with the grant and/or exercise and/or release of the Option and the sale and/or release of shares issueable upon the exercise of the Option and/or from any other event or act (whether of the Optionee or of the Company or its Subsidiaries), will be borne solely by the Optionee, and Optionee will be solely liable for all such taxes, fees and other liabilities.

The Company shall withhold taxes according to the requirements under all applicable laws, rules, and regulations, including withholding taxes at the source.

Furthermore, the Optionee hereby agrees to indemnify the Company and any subsidiary that employs the Optionee, and the Company’s or such subsidiary's shareholders and directors and officers and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the requirement to withhold, or to have withheld, any such tax from any payment made to the Optionee. Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Option by or on behalf of an Optionee until all tax consequences (if any) arising from the exercise of such Option are resolved in a manner reasonably acceptable to the Company.

8.	Governing Law; Severability

This Option Agreement shall be governed by, and interpreted in accordance with, the laws of the state of Delaware, without regard to conflict of law principles of any jurisdiction.

9.	Entire Agreement

The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee's interest except by means of a written instrument signed by the Company and the Optionee.

10.	Confidentiality

The Optionee agrees and acknowledges that the terms and conditions of this Option Agreement, including without limitation the number of shares for which the Option has been granted, are confidential. The Optionee agrees that he will not disclose these terms and conditions to any third party, except to the Optionee’s financial or legal advisors, tax advisors or family members, unless such disclosure is required by applicable law.

12.	No Guarantee of Continued Service

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, BOARD MEMBER OR AS AN EMPLOYEE, AS THE CASE MAY BE, AT THE WILL OF THE COMPANY. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR ENGAGEMENT, AS THE CASE MAY BE, AT ANY TIME, WITH OR WITHOUT CAUSE.

By affixing his signature hereunder, Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	MICRONET ENERTEC TECHNOLOGIES, INC.

Signature	By:

Print Name	Name:

Residence Address	Title:

Attachments:

▪	Exhibit A: Micronet Enertec Technologies, Inc – 2012 Stock Incentive Plan

▪	Exhibit B: Notice of Exercise.

EXHIBIT A

LAPIS TECHNOLOGIES, INC.

(now known as Micronet Enertec Technologies, Inc.)

2012 STOCK INCENTIVE PLAN

A PLAN UNDER SECTION 102 OF THE ISRAELI INCOME TAX ORDINANCE AND

THE UNITED STATES INTERNAL REVENUE CODE OF 1986

As amended through September 30, 2014

1.	NAME AND PURPOSE OF THE PLAN

1.1	This plan, as amended from time to time, shall be known as the Lapis Technologies, Inc. 2012 Stock Incentive Plan (the “2012 Plan” or the “Plan”).

1.2
The Plan is intended as an incentive to retain in the employ of, and as directors, consultants and advisors to Lapis Technologies, Inc., a Delaware corporation (the “Company”), and its subsidiaries (including any “employing company” under Section 102(a) of the Ordinance (as hereinafter defined) and any “subsidiary” within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), collectively, the “Subsidiaries”), persons of training, experience and ability, to attract new employees, directors, consultants and advisors whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries, by granting to such persons options (the “Options”) to purchase shares of the Company’s common stock, $0.001 par value per share (the “Stock”, and the grant of Options to purchase shares of Stock, the “Award”).

1.3
Options granted under this Plan to Israeli residents shall be granted pursuant to the Israeli Income Tax Ordinance (New Version), 1961, as amended, including the Law Amending the Income Tax Ordinance (Number 132), 2002 (the “Ordinance”)  and any regulations, rules or orders or procedures promulgated thereunder (the “Rules”).

1.4
The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act.  Further, the Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those Options for which qualification for such exception is intended and to comply with Code Sections 409A and 422.  In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 1.

2.	ADMINISTRATION OF THE PLAN.

2.1
The Board of Directors of the Company (the “Board”) may appoint and maintain as administrator of the Plan a Committee (the “Committee”) consisting of two or more directors who are, to the extent required under applicable law, “Non-Employee Directors” (as such term is defined in Rule 16b-3 of the Exchange Act) and “Outside Directors” (as such term is defined in Section 162(m) of the Code), which shall serve at the pleasure of the Board.  If the Committee is appointed, the Committee, subject to Sections 4 and 8 hereof, shall have full power and authority to designate recipients of Options, to determine the terms and conditions of respective Option agreements (which need not be identical) (the “Option Agreements”), including the vesting schedule of the Options, which may be performance based (the “Vesting Schedule”) to interpret the provisions and supervise the administration of the Plan, to accelerate the right to exercise, in whole or in part, any previously granted Option, to grant new options in exchange for existing Options (subject to Section 15 and to the extent that such exchange does not cause the Options to be subject to Code Section 409A) to determine whether an Award has been earned (if performance requirements must be satisfied) and to make technical amendments to the Plan including amendments required under the Code.  The Committee may also amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee without the Optionee’s consent.

2.2
Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options.

2.3
Subject to the Company’s certificate of incorporation, as amended, and bylaws, as amended, the act or determination of a majority of the members of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if such decision had been made by the Committee at a meeting duly called and held.  Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

2.4
The Committee may delegate to one or more executive officers of the Company the authority to grant an Award under the Plan to persons eligible to receive such Awards other than an officer or director of the Company or any other person whose transactions in the Company’s Stock are subject to Section 16 of the Exchange Act (an “Insider”).

2.5
In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan of Options or Stock as hereinafter defined does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, then the Plan shall be  administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that options granted to the Company’s principal executive officer or to any of the Company’s other three most highly compensated officers (other than the principal executive officer and the principal financial officer) that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

3.	SCOPE OF THE PLAN.

3.1
Subject to the terms of Section 3.3 hereof, the total number of shares of Stock reserved and available for grant and issuance pursuant to this Plan will be 750,000, all of which can be Incentive Options.  In addition, if shares of Stock are subject to an Award that terminates without such shares of Stock being issued, then such shares of Stock will again be available for grant and issuance under this Plan.  Should any Option expire or be canceled prior to its exercise in full or should the number of shares of Stock to be delivered upon the exercise in full of an Option be reduced for any reason, the shares of Stock theretofore subject to such Option may be subject to future Options under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code.

3.2
The Company will, at all times, reserve and keep available the number of shares of Stock necessary to satisfy the requirements of all Awards then outstanding under this Plan.  The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose.  Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan.

3.3
In the event of any merger, reorganization, consolidation, recapitalization, stock  dividend, or other change in corporate structure affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained as immediately before the occurrence of such event. The adjustments described above will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an Incentive Option) and Section 409A of the Code (in the case of grantees potentially subject to Section 409A of the Code).

4.	ELIGIBILITY.

4.1
The persons eligible for participation in the Plan as recipients of Options (the “Optionees”) shall include employees, officers and directors of, and, subject to their meeting the eligibility requirements to participate in an “employee benefit plan” as defined in Rule 405 promulgated under the Securities Act (as defined below), consultants and advisors to, the Company or any Subsidiary.

4.2
In selecting Optionees, and in determining the number of shares to be covered by each Option granted to Optionees, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by the Optionee or the Optionee’s relationship to the Company, the Optionee’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee’s length of service, promotions and potential.  An Optionee who has been granted an Option hereunder may be granted an additional Option or Options, if the Committee shall so determine.

5.	OPTIONS GRANTED UNDER THE ORDINANCE.

5.1
Options granted under Section 102 of the Ordinance (“102 Options”) may be granted only to Israeli employees and Office Holders excluding any “Controlling Holders” as such term is defined in the Ordinance.  Options granted under Section 3(i) of the Ordinance (“3(i) Options”) may be granted only to consultants and to any Israeli employees or Office Holders who are Controlling Holders.

5.2
102 Options shall be either (a) capital gains track options under Section 102(b)(2), in which income resulting from the sale of Stock underlying the Options is taxed as capital gain (“Capital Gains Options”), (b) ordinary income track options under Section 102(b)(1), in which income resulting from the sale of Stock underlying the Options is taxed as ordinary income (“Ordinary Income Options” and, together with the Capital Gains Options, the “Approved 102 Options”) or (c) options granted pursuant to Section 102(c) (“Unapproved 102 Options”).

5.3
The Company’s election of the type of Approved 102 Options as Capital Gains Options or Ordinary Income Options granted to Optionees (the “Election”), shall be appropriately filed with the Israeli Tax Authorities (the “ITA”) before the date of  grant of an Approved 102 Option.  Such Election shall become effective beginning the first grant of an Approved 102 Option under this Plan and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options.  The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance.  For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options during such period.

5.4
Without derogating from anything to the contrary contained herein, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant of Approved 102 Options the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following such date of grant, the value of a share of Stock at such date of grant shall be determined in accordance with the average value of the Company’s shares of Stock on the thirty (30) trading days immediately preceding the date of grant or on the thirty (30) trading days immediately following the date of registration for trading, as the case may be.

5.5
With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Subsidiary, the Optionee shall extend to the Company and/or its Subsidiary a security or guarantee for the payment of tax due at the time of sale of shares of Stock, all in accordance with the provisions of Section 102 and the Rules.

5.6
Trustee.  All Approved 102 Options must be held by a person appointed by the Company to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the Ordinance (the “Trustee”) in accordance with the following:

5.6.1
Approved 102 Options which shall be granted under the Plan and/or any shares of Stock allocated or issued upon exercise of such Approved 102 Options and/or other shares of Stock received subsequently following any realization of rights, including without limitation, bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 or the Rules (the “Holding Period”).  In the case the requirements for Approved 102 Options are not met, the Approved 102 Options may be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and the Rules.

5.6.2
Notwithstanding anything to the contrary, the Trustee shall not release any shares of Stock allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Optionee’s tax liabilities arising from Approved 102 Options which were granted to him and/or any shares of Stock allocated or issued upon exercise of such Options.

5.6.3
With respect to any Approved 102 Option, subject to the provisions of Section 102 and the Rules, an Optionee shall not sell or release from trust any shares of Stock received upon the exercise of an Approved 102 Option and/or any shares of Stock received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance.  Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under the Rules shall apply to, and shall be borne by, such Optionee.

5.6.4
Upon receipt of an Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and executed in good faith in relation with the Plan or any Approved 102 Option or shares of Stock granted to him thereunder.

5.7
The grant of Approved 102 Options shall be conditioned upon the approval of this Plan by the Israeli Tax Authorities.  In addition, the provisions of the Plan and/or the Option Agreement shall be subject to the provisions of the Ordinance and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Option Agreement.  Any provision of the Ordinance and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to the Ordinance, which is not expressly specified in the Plan or the Option Agreement, shall be considered binding upon the Company and the Optionees.

5.8
The Committee shall have the authority, without limitation, to determine which method, the capital gain method or the work income method or any other method available under Section 102 of the Ordinance, shall be adopted for the purposes of the Plan and to appoint a Trustee, if the Committee deems it advisable or necessary.

6.	OPTIONS GRANTED UNDER THE CODE.

6.1
Options granted to employees of the Company or of one of its Subsidiaries (under Code Section 424(f)), who are not residents of the State of Israel, shall either constitute incentive stock options within the meaning of Section 422 of the Code (“Incentive Options”), while certain other Options granted pursuant to the Plan shall be nonqualified stock options (“Nonqualified Options”).

6.2
Subject to meeting all applicable requirements, the Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options.

6.3
The maximum number of shares of Stock that may be subject to Incentive Options or Nonqualified Options granted under the Plan to any individual in any calendar year shall not exceed 100,000 shares (subject to adjustment pursuant to Section 3.3 hereof), and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code; provided, however, that new employees of the Company or of any Subsidiary (including new employees who are also officers and directors of the Company or any Subsidiary), will be eligible to receive Options to purchase up to a maximum of 200,000 of the Company’s Stock in the calendar year in which they commence their employment.

6.4
The aggregate Fair Market Value (as hereinafter defined), determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock  option plans of the Company or any Subsidiary) shall not exceed $100,000.

6.5
Optionees shall be required as a condition of the exercise to furnish to the Company any income or payroll (employment) tax required to be withheld.  In the case of an Incentive Option, if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive Option granted under the Plan within the two-year period commencing on the day after the date of the grant of such Incentive Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise  of  such Incentive Option, he shall, within 10 days after such disposition, notify the Company thereof.

7.
OTHER AWARDS.  All other types of Awards not referenced in Sections 5 and 6 may be granted to any employee, officer, director or consultant of the Company or any Parent or Subsidiary; provided that with respect to any consultant, however, that such consultant is a natural person and the Award is in full or partial compensation for bona fide services unconnected with any offer and sale of securities in a capital-raising transaction.

8.
TERMS AND CONDITIONS OF OPTIONS.  Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

8.1
OPTION PRICE.  The exercise price of each share of Stock purchasable under the Options shall be determined by the Committee at the time of grant, subject to the conditions set forth in the immediately following sentence.  The exercise price of each share of Stock purchasable under an Incentive Option shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such share of Stock on the trading day immediately preceding the date the Incentive Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the exercise price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the trading day immediately preceding the date of grant. The exercise price of each share of Stock purchasable under any Option other than an Incentive Stock Option shall not be less than 100% of the Fair Market Value of such share of Stock on the trading day immediately preceding the date the Option is granted; provided, however, and notwithstanding any future amendment to the minimum exercise price of a Nonqualified Option, that if an option granted to the Company’s principal executive officer or to any of the Company’s other three most highly compensated officers (other than the principal executive officer and the principal financial officer) is intended to qualify as performance-based compensation under Section 162(m) of the Code, the exercise price of such Option shall not be less than 100% of the Fair  Market  Value of such share of Stock on the trading day immediately preceding the date the Option is granted. The exercise price for each Option shall be subject to adjustment as provided in Section 3.3 herein.  Notwithstanding anything to the contrary contained herein, in no event shall the exercise price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

“Fair Market Value” means the closing  price of publicly  traded  shares of Stock on the principal securities exchange, including the Nasdaq Stock Market, on which shares of Stock are listed (if the shares of Stock are so listed), or, if not so listed, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.

8.2
OPTION TERM.  The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

8.3	EXERCISABILITY. Subject to Section 6.4 hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant.

8.4
METHOD OF EXERCISE.  Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the exercise price, in cash, or by check or such other instrument as may be acceptable to the Committee.  As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the trading day before the Option is exercised) which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value on the date of exercise equal to the exercise price of the Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee has (i) given written notice of exercise and has paid in full for such shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

8.5	NON-TRANSFERABILITY OF OPTIONS AND SHARES OF STOCK UNDERLYING OPTIONS.

8.5.1
Except as provided in Section 8.5.3 hereof, during the lifetime of an Optionee, only the Optionee (or, in the event of legal incapacity or incompetence, the Optionee’s guardian or legal representative) may exercise an Option.  Except as provided in Section 8.5.3 hereof, no Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution except pursuant to a domestic relations order.

8.5.2
With respect to Approved 102 Options, as long as Options and/or shares of Stock are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Options and the shares of Stock are personal, and cannot be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

8.5.3
An Optionee may transfer by gift all or part of an Option that is not an  Incentive Option to any “family member” (as that term is defined under Rule 701(c)(3) of the Securities Act, as amended or any successor provision of law); provided, that (x) there shall be no consideration for any such transfer and (y) subsequent transfers of transferred Options shall be prohibited except those made in accordance with this Section 8.5.3 or by will or the laws of descent and distribution or pursuant to a domestic relations order and otherwise in compliance with applicable U.S. federal and state and foreign securities laws. Following any permitted transfer hereunder, any transferred Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, provided that for purposes of this Section 8.5.3 the term “Optionee” shall be deemed to refer to the transferee and the transferee shall agree to be bound by the terms and conditions of the Options and this Plan.  The events of termination of the employment or other relationship of Section 8.9 hereof shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent and for the periods specified in Section 8.6, 8.7, 8.8, or 8.9 hereof.

8.6
TERMINATION BY REASON OF DEATH.  Unless otherwise determined by the Committee at grant, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of death, the Options granted to such Employee may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year after the date of such death or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.

8.7
TERMINATION BY REASON OF DISABILITY.  Unless otherwise determined by the Committee at grant, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of permanent and total disability within the meaning of Code Section 22(e)(3) (“Disability”), any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 30 days after the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter;  provided, however, that, if the Optionee dies within such 30-day period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such  death or for the stated  term of such Option, whichever period is shorter.

8.8
TERMINATION BY REASON OF RETIREMENT.  Unless otherwise determined by the Committee at grant, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 90 days after the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such 90-day period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year  after  the date of such death or for the stated term of such Option, whichever period is shorter.

For purposes of this paragraph, “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan exists, age 65, and “Early Retirement” shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan exists, age 55.

8.9
OTHER TERMINATION.  Unless otherwise determined by the Committee at grant, if any Optionee’s employment with or service to the Company or any Subsidiary terminates for any reason other than death, Disability or Normal or Early Retirement, the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised for the lesser of 90 days after the date of termination or the balance of such Option’s term if the Optionee’s employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary without cause (the determination as to whether termination was for cause to be made by the Committee). The transfer of an Optionee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.  The sale or other disposition of a Subsidiary will be considered a termination of employment even if the Optionee continues to be employed by the Subsidiary.

8.10
OPTION AGREEMENT.  Each Option granted pursuant to the Plan, shall be evidenced by a written Option Agreement between the Company and the Optionee, in such form as the Committee shall from time to time approve.  Each Option Agreement shall state, among other matters, the number of shares of Stock to which the Option relates, the type of Option granted thereunder (whether a Capital Gains Option, Ordinary Income Option, Unapproved 102 Option, 3(i) Option, Incentive Option or Nonqualified Option), the Vesting Dates, the exercise price per share, the expiration date and such other terms and conditions as the Committee in its discretion may prescribe, provided that they are consistent with this Plan.

9.	CHANGE IN CONTROL.

9.1
Upon the occurrence of a “Change in Control” (as hereinafter defined), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion.  In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each Outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares upon to such Change in Control over the exercise price per share of such Option;  such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

9.2	For purposes of the Plan, a Change in Control shall be deemed to have occurred if:

9.2.1
a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the  outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to the commencement of such offer), any employee  benefit plan of the Company or its Subsidiaries, and their affiliates;

9.2.2
the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

9.2.3
the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

9.2.4
a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

9.3
For purposes of this Section 9, ownership of voting securities shall take into account and shall  include  ownership as  determined  by applying the provisions  of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act.  In addition, for such  purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

9.4
The Committee may determine, at its sole discretion, that the terms of Options granted pursuant to the Plan shall provide for additional benefits to be granted to the Optionee in the event of a Change in Control.  Any such additional benefits will not be subject to any tax benefits granted to Optionees in connection with the Award and will be taxed pursuant to the provisions of the Ordinance and the Code, as applicable.

10.
EFFECTIVE DATE OF PLAN; TERM OF PLAN.  The Plan shall be effective on November 26, 2012; provided, however, that the Plan shall subsequently be approved by majority vote of the Company’s stockholders generally entitled to vote at a meeting of stockholders not later than November 25, 2013.  No Option shall be granted pursuant to the Plan on or after November 26, 2022, but Options theretofore granted may extend beyond that date.

11.
PURCHASE FOR INVESTMENT.  Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that he is acquiring the shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

12.	TAXES.

12.1
Any tax consequences arising from the grant or exercise of any Option, from the payment for Stock covered thereby or from any other event or act (of the Company and/or its Subsidiaries, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee.  The Company and/or its Subsidiaries and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.  Furthermore, the Optionee shall agree to indemnify the Company and/or its Subsidiaries and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

12.2	The Company and/or, when applicable, the Trustee shall not be required to release any Stock certificate to an Optionee until all required payments have been fully made.

12.3
To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any tax withholding obligation relating to the exercise or acquisition of tocks under an Option by any of the following  means (in addition to the Company’s right to withhold from any compensation paid to the Optionee by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) subject to the Committee’s approval on the payment date, authorizing the Company to withhold Shares from the Shares otherwise issuable to the Optionee as a result of the exercise or acquisition of Shares under the Option in an amount not to exceed the minimum amount of tax required to be withheld by law; or (iii) subject to Committee approval on the payment date, delivering to the Company owned and unencumbered Shares; provided that Shares acquired on exercise of Options have been held for at least 6 months from the date of exercise.

12.4
The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options granted under the Plan with respect to the withholding of any taxes (including capital gains, income or employment taxes) or any other tax matters.

13.
PUBLIC OFFERING.  As a condition of Participation in this Plan, each Optionee shall be obligated to cooperate with the Company and the underwriters in connection with any public offering of the Company’s securities and any transactions relating to a public offering, and shall execute and deliver any agreements and documents, including without limitation, a lock-up agreement, that may be requested by the Company or the underwriters.  The Optionees’ obligations under this Section 13 shall apply to any Stock issued under the Plan as well as to any and all other securities of the Company or its successor for which Stock may be exchanged or into which Stock may be converted.

14.	AMENDMENT AND TERMINATION.

14.1
The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Optionee under any Option theretofore granted without the Optionee’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

14.1.1	materially increase the number of shares that may be issued under the Plan, except as is provided in Section 3.3;

14.1.2	materially increase the benefits accruing to the Optionees under the Plan;

14.1.3	materially modify the requirements as to eligibility for participation in the Plan;

14.1.4
decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof; or

14.1.5	extend the term of any Option beyond that provided for in Section 8.2.

14.2
The Committee may subject to Section 15 substitute new Options for previously granted Options, including options granted under other plans applicable to the participant and previously granted Options having higher option prices, upon such terms as the Committee may deem appropriate.

The Committee may also terminate the Plan.

14.3
It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code, the Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules”) and the Committee shall exercise its discretion in granting Awards hereunder (and the terms of such Awards), accordingly.  The Plan and any grant of an Award hereunder may be amended from time to time (without, in the case of an Award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules.

15.
RE-PRICING OF OPTIONS; REPLACEMENT OPTIONS.  The Company shall not re-price any Options or issue any replacement Options unless the Option re-pricing or Option replacement shall have been approved by the holders of a majority of the outstanding shares of the voting stock of the Company generally entitled to vote at a meeting of stockholders.

16.	GOVERNMENT REGULATIONS.

16.1
The Plan, and the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

17.	GENERAL PROVISIONS.

17.1
CERTIFICATES.  All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

17.2
EMPLOYMENT MATTERS.  The adoption of the Plan shall not confer upon any Optionee of the Company or any Subsidiary any right to continued employment or, in the case of an Optionee who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

17.3
LIMITATION OF LIABILITY.  No member of the Board or the Committee, or any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.  Such indemnification shall be in addition to any rights of indemnification such person may have as a director or otherwise under the Company’s incorporation documents, any agreement, any vote of shareholders  or disinterested directors, insurance policy or otherwise.

17.4
REGISTRATION OF STOCK.  Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States.  The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine.  If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company’s transfer agent.

18.
GOVERNING LAW; JURISDICTION.  The Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws, subject to the terms of Section 1.4 hereof.  The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the Plan.

EXHIBIT B

NOTICE OF EXERCISE

Micronet Enertec Technologies, Inc.
Tali Dinar
Chief Financial Officer & Secretary
27 Hametzuda St.
Azur, 58001
Israel

1.
Exercise of Option.  Effective as of today, I, _______________, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of Common Stock of the Company under and pursuant to the 2012 Stock Incentive Plan (the "Plan") and the Option Agreement dated __________ (the "Agreement").

2.	Delivery of Payment. Purchaser herewith delivers to the Company the full Exercise Price of the Options, as set forth in the Option Agreement.

3
Rights as Shareholder.  Until the issuance of the shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The shares shall be issued to Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan.

4
Tax Consultation. Optionee understands that he/she may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the shares. Optionee represents that he/she has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the shares and that Optionee is not relying on the Company or any of its subsidiaries for any tax advice.

5	Additional Representations. The Optionee hereby acknowledges that nothing herein shall obligate the Company to register its shares or any portion of its shares on any stock exchange.

6
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, successors and assigns.

Submitted by: OPTIONEE	Accepted by: Micronet Enertec Technologies, Inc.

Signature	By:

Print Name	Name:

Address:	Title:

Date Received: ____________________